UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

ORBCOMM Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 363-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2009, ORBCOMM Inc. and ORBCOMM LLC (collectively, “ORBCOMM”), and the insurers at interest (the “Insurers”) under ORBCOMM’s launch and in-orbit insurance policy (the “Policy”), entered into a Settlement and Release Agreement to settle any and all claims relating to the Coast Guard Demonstration satellite and five quick launch satellites (collectively, the “Satellites”).

The settlement is in the aggregate amount of $44,250,000 (the “Settlement Amount”), the Settlement Amount being 88.5% of the Insurers 83.3333% participation in the total amount of insurance under the Policy, being $60,000,000 which includes $10,000,000 participation by ORBCOMM as co-insured. Each of the Insurers has waived all rights, title and interest in and to the Satellites, whether as to salvage or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By       /s/ Christian Le Brun

Name:  Christian Le Brun
Title:    Executive Vice President, General Counsel and
Secretary

Date: December 16, 2009

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